As filed with the Securities and Exchange Commission on December 6, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	65-0423422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward J. DiMaria, Senior Vice President-Chief Financial Officer

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Benjamin M. Roth, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000 (212) 403-2000 (facsimile)	Joshua N. Korff, Esq. Christopher A. Kitchen, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800 (212) 446-6460 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,300,000	$17.50	$40,250,000	$4,612.65

(1)	The registrant previously registered securities at an aggregate offering price not to exceed $232,443,750 on a Registration Statement on Form S-1 (File No. 333-178132), which was declared effective by the Securities and Exchange Commission on December 6, 2011. In accordance with Rule 462(b) under the Securities Act of 1933, an additional amount of securities having a proposed maximum aggregate offering price of $40,250,000 is hereby registered, which includes shares of common stock that the underwriters have an option to purchase.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1. Pursuant to Rule 462(b), the contents of our registration statement on Form S-1, as amended (File No. 333-178132), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on December 6, 2011 (the “Initial Registration Statement”), are incorporated by reference into this Registration Statement. This Registration Statement covers the registration of an additional 2,300,000 shares of our common stock in the offering related to the Initial Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Ernst & Young LLP

24.1*	Power of Attorney

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Palm Beach, State of Florida, on the 6th day of December, 2011.

BANKRATE, INC.

By:	/s/ Edward J. DiMaria
Name:	Edward J. DiMaria
Title:	Senior Vice President-Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Thomas R. Evans	President, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2011

/s/ Edward J. DiMaria Edward J. DiMaria	Senior Vice President-Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 6, 2011

* Peter C. Morse	Chairman of the Board and Director	December 6, 2011

* Seth Brody	Director	December 6, 2011

* Bruce Nelson	Director	December 6, 2011

* Richard Pinola	Director	December 6, 2011

* Christian Stahl	Director	December 6, 2011

* James Tieng	Director	December 6, 2011

* Mitch Truwit	Director	December 6, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Ernst & Young LLP

24.1*	Power of Attorney

*	Previously filed.